Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 7 to Registration Statement No. 333-229578 on Form S-1 of our report dated March 15, 2019 (May 16, 2019 as to the effect of the stock split described in Note 27) relating to the consolidated financial statements of Avantor, Inc. and subsidiaries, and to the reference to us under the heading “Experts” pertaining to each respective prospectus, which are part of this Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

May 16, 2019